EXHIBIT 10.2

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is entered into as of June 8, 2009, by and between Vu1 Corporation, a California corporation (the “Company”), and Full Spectrum Capital, LLC, a Washington limited liability company (“Lender”).

A.           Pursuant to that certain Term Sheet dated as of June 5, 2009 between the Company and Lender (the “Term Sheet”), Lender has agreed to provide for debt financing to the Company in an amount of up to $7,000,000, on the terms and subject to the conditions therein (the “Loan”).

B.           Lender desires to make an initial advance to the Company under the Loan in the amount of $500,000, pursuant to a secured promissory note of even date herewith (the “Secured Promissory Note”), and the Company has agreed, for the purpose of securing payment of the Loan, to grant Lender a first priority security interest in the Company’s assets.

For good and valuable consideration, receipt and adequacy of which are hereby admitted and acknowledged, the parties hereto agree as follows:

1.	Grant of Security Interest.

In order to secure the payment of any monies due to Lender under the Secured Promissory Note (the “Obligations”), the Company hereby grants to Lender and its successors and assigns, a first priority security interest in all of the Collateral (defined below). This security interest shall be subject to the terms and conditions of this Security Agreement.

2.	Collateral

The “Collateral” subject to this Security Agreement means all of the Company’s right, title and interest in, to and under all of the Company’s assets, whether now owned or existing or hereafter acquired or arising, and wherever located including, but not limited to the following.  all cash and cash equivalents, accounts, deposit accounts, documents, inventory, equipment, goods, documents, instruments (including, without limitation, promissory notes), contract rights, general intangibles, chattel paper, supporting obligations, investment property (including, without limitation, all equity interests owned by the Company), letter-of-credit rights, trademarks, trademark applications, tradestyles, patents, patent applications, copyrights, copyright applications and other intellectual property in which the Company now has or hereafter may acquire any right, title or interest, all proceeds and products thereof (including, without limitation, proceeds of insurance) and all additions, accessions and substitutions thereto or therefor.

3.	Perfection; Recordation

The first priority security interest granted herein shall be perfected by the filing of appropriate Uniform Commercial Code Forms UCC-1 with the appropriate government filing offices.  The parties agree to take all necessary actions to record the security interest in the Company’s patents and trademarks by making all necessary filings with the United States Patent and Trademark Office.

4.	Rights and Remedies upon Event of Default.

(a)           Upon the occurrence, and during the continuation, of an Event of Default (as defined in the Secured Promissory Note), Lender (at its election but without notice of its election and without demand) may, except to the extent otherwise expressly provided or required below, do any one or more of the following, all of which are authorized by the Company.  For purposes of this Agreement, references to the Uniform Commercial Code means the Uniform Commercial Code as in effect in the State of Washington,

(i)           Proceed directly and at once, without notice, against the Company to collect and recover the full amount or any portion of the Obligations, or against any security or collateral for the Obligations

(ii)           Without notice to the Company (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of Section 9505 of the Uniform Commercial Code), set off and apply to the Obligations any and all (i) balances and deposits of the Company held by Lender, or (ii) indebtedness at any time owing to or for the credit or the account of the Company held by Lender;

(iii)           Hold or cause to be held, as cash collateral, any and all balances and deposits of the Company held by Lender to secure the full and final repayment in cash of all of the Obligations;

(iv)           May exercise in respect of the Collateral, in addition to other rights and remedies provided for herein and in the Note or otherwise available to it, all the rights and remedies available to it at law (including those of a secured party under the Uniform Commercial Code) or in equity.

(v)           Without notice or demand, make such payments and do such acts as Lender considers necessary or reasonable to protect its security interest in the Collateral.  The Company agrees to assemble the Collateral if Lender so requires, and to make the Collateral available to Lender as Lender may designate.  The Company authorizes Lender to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which is prior or superior to its security interest and to pay all expenses incurred in connection therewith.

(vi)           Sell all or any part of the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including the Company’s premises) as is commercially reasonable. It is not necessary that the Collateral be present at any such sale. The Company hereby agrees that 30 days’ notice of any intended sale or disposition of the Collateral is reasonable. Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Company, which right or equity is hereby waived or released to the extent permitted by law;

Except as required by law, Lender may take any or all of the foregoing action without demand, presentment, protest, advertisement or notice of any kind to or upon the Company or any other person. The rights and remedies of Lender under this Agreement, the Note, and all other agreements shall be cumulative. Lender shall have all other rights and remedies not inconsistent herewith as provided under the Uniform Commercial Code, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default on the Company’s part shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence by it.

(b)           Application of Collateral Proceeds.  The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Lender at the time of, or received by Lender after, the occurrence of an Event of Default) shall be paid to and applied as follows:

(i)           First, to the payment of reasonable costs and expenses of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, reasonable legal expenses and attorneys’ fees, incurred or made hereunder by Lender;

(ii)           Second, to the payment to Lender of the Obligations (to be applied first to accrued interest and second to outstanding principal); and

(iii)           Third, to the payment of the surplus, if any, to Company, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

5.	Lender’s Appointment as Attorney-in-Fact

The Company appoints Lender, any of its officers, as its attorney-in-fact, with power and authority in the place and stead of the Company and in the name of the Company to execute such documents and to supply any omitted information and correct patent errors in any documents executed by the Company; to file financing statements against the Company covering the Collateral (and, in connection with the filing of any such financing statements, describe the Collateral as "all right, title and interest in, to and under all of the Company’s assets and all personal property, whether now owned and/or hereafter acquired” (or any similar variation thereof)); to sign the Company’s name on public records; and to do all other things Lender deems necessary to carry out this Security Agreement.  The Company hereby ratifies and approves all acts of the attorney and neither Lender nor the attorney will be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law other than gross negligence or willful misconduct.  This power being coupled with an interest is irrevocable so long as any Obligations remains unpaid.

6.	No Waiver; Cumulative Remedies.

The failure of Lender or the Company at any time to demand strict performance by the other of any terms, covenants or conditions set forth herein, shall not be construed as a continuing waiver or relinquishment thereof, and either party may, at any time, demand strict and complete performance by the other of said terms, covenants or conditions.  The rights and remedies provided in this Agreement are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

7.	Inspection.

Lender (through any of its officers, employees, or agents) shall have the right, from time to time hereafter to inspect the Company’s books and records and to check, test, and appraise the Collateral in order to verify the Company’s financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

8.	Liens and Encumbrances.

The Company represents and warrants that the Company has good and marketable title to the Collateral, free and clear of any mortgage, pledge, lien, encumbrance, charge, or other security interest other.

9.	Covenants.

(a)           The Company shall not sell, lease, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so, other than (a) the sale of inventory, (b) the granting of non-exclusive licenses in the ordinary course of business, or (c) the disposal of surplus, worn-out or obsolete equipment.

(b)           The Company shall not change its jurisdiction of organization, relocate its chief executive office, principal place of business or its records, or allow the relocation of any Collateral (other than to another location in Washington after providing advance notice to the Lender) from such address(es) listed on the signature page hereto without thirty (30) days prior written notice to Lender.

(c)           The Company shall pay promptly when due all property and other taxes, assessments and government charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent the validity thereof is being contested in good faith and adequate reserves are being maintained in connection therewith.

10.	Miscellaneous.

(a)           Notices.  Unless otherwise provided, any notice required to be given hereunder shall be given in writing and shall be deemed effectively delivered (i) upon personal delivery to the party to be notified, (ii) upon confirmation of receipt by fax by the party to be notified, (iii) one business day after deposit with a reputable overnight courier, prepaid for overnight delivery, or (iv) three days after deposit with the United States Post Office, postage prepaid, registered or certified with return receipt requested.  The address for any such party shall be the address of such party as set forth on the signature page below or at such other address as such party may designate by ten days advance written notice to the other party given in the foregoing manner.

(b)           Headings.  The subject headings of the paragraphs of this Agreement are included for purposes of convenience only and shall not affect the construction of interpretation of any of its provisions.

(c)           Severability.  In the event that any of the terms of this Agreement are held to be partially or wholly invalid or unenforceable for any reason whatsoever, such holdings shall not affect, alter, modify or impair in any manner whatsoever, any of the other terms, or the remaining portion of any term, held to be partially invalid or unenforceable.

(d)           Entire Agreement; Amendments.  This Agreement, together with the Term Sheet, the Secured Promissory Note, and any document or agreement entered into in connection with or contemplated by the Term Sheet, constitute the entire agreement between the parties, and contains all of the agreements between the parties with respect to the subject matter hereof.  No change or modification of this Agreement shall be valid unless the same shall be in writing and signed by Lender and the Company.  No waiver of any provision of this Agreement shall be valid unless in writing and signed by the person or party against whom charged.

(e)           Attorneys’ Fees.  In the event of any action brought by either party against the other arising out of this Agreement, or for the purposes of enforcing this Agreement or collection of any damages alleged to have resulted to one of the parties by reason of the breach or failure of performance of the other, the party prevailing in any such action shall be entitled to recover reasonable attorneys’ fees and cost of suit as may be determined by the court.

(f)           Governing Law; Venue.  This Agreement shall be governed by and construed under the laws of the state of Washington without regard to principles of conflict of laws.  The parties irrevocably consent to the jurisdiction and venue of the state and federal courts located in King County, Washington in connection with any action relating to this Agreement.

(g)           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

EXECUTED by the parties hereto as of the day and year first above written.

COMPANY:
VU1 CORPORATION

	By:	/s/ Richard Herring
	Name:	Richard Herring
	Title:	Chief Technology Officer

	Address:	557 Roy Street, Suite 125
Seattle, WA 98109
	Fax No.:	(____) ________________

LENDER:

FULL SPECTRUM CAPITAL, LLC

	By:	/s/ R. Cale Sellers
	Name:	R. Cale Sellers
	Title:	Manager

	Address:	24 Roy St. # 421
Seattle, WA 98109
	Fax No.:	(____) ________________